November 7, 2024

ARRAY Technologies, Inc. Reports Financial Results for the Third Quarter 2024 – Delivers exceptional gross margin growth and continued operational momentum

Third Quarter 2024 Highlights
•Revenue of $231.4 million
•Gross Margin of 33.8%
•Adjusted gross margin of 35.4%(1)
•Net loss to common shareholders of $(155.4) million
◦Net loss to common shareholders inclusive of $162 million non-cash goodwill impairment charge associated with the 2022 STI acquisition
•Adjusted EBITDA(1) of $46.7 million
•Basic and diluted net loss per share of $(1.02)
•Adjusted diluted net income per share(1) of $0.17

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies (NASDAQ: ARRY) (“ARRAY” or the “Company”), a global leader in utility-scale solar tracking, today announced financial results for its third quarter ended September 30, 2024.

“ARRAY had another impressive quarter of operational execution, achieving revenue within our guidance range and strong profitability, as evidenced by our adjusted gross margin of 35.4%. Our orderbook remains healthy at $2 billion, with over 20% of our global orderbook now representing orders of OmniTrackTM, which demonstrates the rapid expansion of solar projects utilizing land with diverse terrain. Additionally, a significant portion of orders in our domestic orderbook include customers evaluating domestic content, and we remain confident in our ability to provide 100% domestic trackers. Our high-probability pipeline remains robust, and we are greatly encouraged by the overall momentum in the business,” said Chief Executive Officer, Kevin Hostetler.

Mr. Hostetler continued, “As we look to 2025 and beyond, we will continue to work with our customers to understand their challenges and expected timing of projects. While there are likely some persistent headwinds that will continue to impact the U.S. market, such as interconnection and permitting delays, shortages of long lead-time electrical equipment, and labor constraints, we also believe there are dynamics that will facilitate incremental improvement in 2025. These factors include the financing environment, clarity around AD/CVD tariffs for imported modules, and additional transparency on IRA incentives for utility-scale solar. As we assess these dynamics, we feel optimistic about strong double-digit top-line growth in 2025, but we will continue to do our due diligence within this environment. As always, ARRAY will remain steadfast and focused on the key elements within our control – excellent customer engagement and support, operational execution, and product enhancements and innovation.”

Executed Contracts and Awarded Orders
Total executed contracts and awarded orders at September 30, 2024 were $2.0 billion.

Full Year 2024 Guidance
For the year ending December 31, 2024, the Company expects:

•Revenue to be in the range of $900 million to $920 million

•Adjusted EBITDA(2) to be in the range of $170 million to $180 million
•Adjusted net income per share(2) to be in the range of $0.60 to $0.65

The narrowing of our top-line guidance is reflective of continued softness in the Brazil market, which was anticipated within the range of scenarios in our guide. We expect U.S. and international volumes to be down with declining ASP when compared to 2023. We now anticipate adjusted gross margin of approximately 34% for the year, driven by the realization of torque tube and structural fastener 45X benefits and strong operational execution. Our expected Adjusted EBITDA and Adjusted net income per share ranges have moved slightly lower when compared to prior guidance as a result of project mix within the narrowed top-line guide combined with increased strategic investments and additional non-recurring expenses. Finally, we now expect increased free cash flow of $100 million to $115 million given our focus on working capital enhancements.

Conference Call Information
ARRAY management will host a conference call today at 5:00 p.m. Eastern Time to discuss the Company’s financial results. The conference call can be accessed live over the phone by dialing (877)-869-3847 (domestic) or (201)-689-8261 (international). A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853, or for international callers, (201)-612-7415. The passcode for the live call and the replay is 13748999. The replay will be available until 11:59 p.m. (ET) on November 21, 2024.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://ir.arraytechinc.com. The online replay will be available for 30 days on the same website immediately following the call.

To learn more about ARRAY Technologies, please visit the Company's website at http://ir.arraytechinc.com.

About ARRAY Technologies, Inc.
ARRAY Technologies (NASDAQ: ARRY) is a leading global renewable energy company and provider of utility-scale solar tracking technology. Engineered to withstand the harshest conditions on the planet, ARRAY’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, ARRAY relies on its diversified global supply chain and customer-centric approach to deliver, commission, and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:
ARRAY Technologies, Inc.
Investor Relations
505-437-0010
investors@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, project timing, sales volume, and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,”

“believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

ARRAY’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; a failure to maintain effective internal controls over financial reporting; a further increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges or restrictions on imports and exports; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including the military conflict in Ukraine and Russia, the Israel-Hamas war, attacks on shipping in the Red Sea and rising inflation and interest rates; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; our ability to convert our orders in backlog into revenue; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; significant changes in the cost of raw materials; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to obtain key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; failure to implement and maintain effective internal controls over financial reporting; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises, such as the COVID-19 pandemic, which could have a material and adverse effect on our business, results of operations and financial condition; changes to tax laws and regulations that are applied adversely to us or our customers, which could materially adversely affect our business, financial condition, results of operations and prospects, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, and Free cash flow. We define Adjusted gross profit as gross profit plus (i) developed technology amortization and (ii) other costs if applicable. We define Adjusted EBITDA as net income (loss) plus (i) other (income) expense, (ii) foreign currency transaction (gain) loss, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) goodwill impairment, (xii) certain legal expenses, (xiii) certain acquisition related costs if applicable, and (xiv) other costs. We define Adjusted net income as net income to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) preferred accretion, (v) equity-based compensation, (vi) change in fair value of derivative assets, (vii) change in fair value of contingent consideration, (viii) goodwill impairment, (ix) certain legal expenses, (x) certain acquisition related costs if applicable, (xi) other costs, and (xii) income tax (benefit) expense of adjustments. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted EBITDA and Adjusted net income on a supplemental basis. You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) A reconciliation of projected Adjusted gross margin, Adjusted EBITDA and Adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2024 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$332,372	$249,080
Accounts receivable, net of allowance of $6,614 and $3,824, respectively	282,117	332,152
Inventories	195,697	161,964
Prepaid expenses and other	92,096	89,085
Total current assets	902,282	832,281

Property, plant and equipment, net	27,629	27,893
Goodwill	250,873	435,591
Other intangible assets, net	301,599	354,389
Deferred income tax assets	15,716	15,870
Other assets	65,005	40,717
Total assets	$1,563,104	$1,706,741

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$149,202	$119,498
Accrued expenses and other	48,952	70,211
Accrued warranty reserve	1,503	2,790
Income tax payable	1,437	5,754
Deferred revenue	112,618	66,488
Current portion of contingent consideration	1,873	1,427
Current portion of debt	28,055	21,472
Other current liabilities	31,248	48,051
Total current liabilities	374,888	335,691

Deferred income tax liabilities	55,253	66,858
Contingent consideration, net of current portion	6,792	8,936
Other long-term liabilities	16,885	20,428
Long-term warranty	3,889	3,372
Long-term debt, net of current portion	648,318	660,948
Total liabilities	1,106,025	1,096,233

Commitments and contingencies (Note 11)

Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 453,674 and 432,759 shares issued as of September 30, 2024 and December 31, 2023, respectively; liquidation preference of $493.1 million at both dates	392,592	351,260

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	September 30, 2024	December 31, 2023
Stockholders’ equity
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 151,934,046 and 151,242,120 shares issued at respective dates	151	151
Additional paid-in capital	308,347	344,517
Accumulated deficit	(243,721)	(130,230)
Accumulated other comprehensive income	(290)	44,810
Total stockholders’ equity	64,487	259,248
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,563,104	$1,706,741

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$231,406	$350,438	$640,575	$1,234,936
Cost of revenue
Cost of product and service revenue	149,452	259,419	410,299	892,696
Amortization of developed technology	3,639	3,640	10,918	10,918
Total cost of revenue	153,091	263,059	421,217	903,614
Gross profit	78,315	87,379	219,358	331,322

Operating expenses
General and administrative	40,149	37,432	114,904	115,825
Change in fair value of contingent consideration	(39)	190	(271)	2,232
Depreciation and amortization	8,880	9,552	27,384	29,361
Goodwill impairment	162,000	—	162,000	—
Total operating expenses	210,990	47,174	304,017	147,418

(Loss) income from operations	(132,675)	40,205	(84,659)	183,904

Other loss, net	(682)	(446)	(1,662)	(127)
Interest income	4,223	3,425	12,685	6,124
Foreign currency (loss) gain, net	(106)	207	(1,073)	273
Interest expense	(8,264)	(13,064)	(25,818)	(35,372)
Total other expense, net	(4,829)	(9,878)	(15,868)	(29,102)

(Loss) income before income tax expense	(137,504)	30,327	(100,527)	154,802
Income tax expense	3,850	7,229	12,964	36,904
Net (loss) income	(141,354)	23,098	(113,491)	117,898
Preferred dividends and accretion	14,080	13,091	41,332	38,359
Net (loss) income to common shareholders	$(155,434)	$10,007	$(154,823)	$79,539

(Loss) income per common share
Basic	$(1.02)	$0.07	$(1.02)	$0.52
Diluted	$(1.02)	$0.07	$(1.02)	$0.52
Weighted average number of common shares outstanding
Basic	151,923	151,068	151,691	150,865
Diluted	151,923	152,323	151,691	152,083

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating activities
Net (loss) income	$(141,354)	$23,098	$(113,491)	$117,898
Adjustments to net income:
Goodwill impairment	162,000	—	162,000	—
Provision for bad debts	1,719	24	3,415	(117)
Deferred tax benefit	(3,778)	(532)	(7,279)	(2,328)
Depreciation and amortization	9,559	9,904	29,015	30,318
Amortization of developed technology	3,639	3,640	10,918	10,918
Amortization of debt discount and issuance costs	1,551	4,125	4,652	9,123
Equity-based compensation	2,015	3,384	6,851	11,695
Change in fair value of contingent consideration	(39)	189	(271)	2,232
Warranty provision	97	(28)	36	451
Write-down of inventories	1,254	1,129	2,481	4,587
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	43,244	74,675	41,865	(6,364)
Inventories	(22,757)	(10,290)	(29,964)	12,554
Income tax receivables	(2,832)	(55)	(4,145)	3,165
Prepaid expenses and other	(41,750)	1,152	(45,203)	(2,140)
Accounts payable	36,637	(16,099)	33,705	14,443
Accrued expenses and other	(19,756)	11,387	(34,928)	18,484
Income tax payable	(1,969)	(10,568)	(4,653)	(730)
Lease liabilities	(2,595)	(9,464)	(5,730)	(8,050)
Deferred revenue	20,050	(14,053)	47,120	(78,165)
Net cash provided by operating activities	44,935	71,618	96,394	137,974
Investing activities
Purchase of property, plant and equipment	(1,077)	(2,191)	(5,604)	(11,615)
Retirement/disposal of property, plant and equipment	(1)	—	38	—
Sale of equity investment	11,975	—	11,975	—
Net cash provided by (used in) investing activities	10,897	(2,191)	6,409	(11,615)
Financing activities
Series A equity issuance costs	—	(1)	—	(1,509)
Tax withholding related to vesting of equity-based compensation	(1,154)	—	(1,734)	—

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Proceeds from issuance of other debt	6,340	36,715	19,024	60,516
Principal payments on other debt	(12,208)	(30,767)	(24,879)	(69,024)
Principal payments on term loan facility	(1,075)	(51,075)	(3,225)	(73,225)
Contingent consideration payments	—	—	(1,427)	(1,200)
Net cash used in financing activities	(8,097)	(45,128)	(12,241)	(84,442)
Effect of exchange rate changes on cash and cash equivalent balances	2,317	(6,255)	(7,270)	(1,808)
Net change in cash and cash equivalents	50,052	18,044	83,292	40,109
Cash and cash equivalents, beginning of period	282,320	155,966	249,080	133,901
Cash and cash equivalents, end of period	$332,372	$174,010	$332,372	$174,010

Supplemental cash flow information
Cash paid for interest	$11,847	$20,256	$29,666	$36,136
Cash paid for income taxes (net of refunds)	$8,219	$18,313	$25,220	$36,797

Non-cash investing and financing activities
Dividends accrued on Series A Preferred	$7,132	$6,696	$20,914	$19,567

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	231,406	350,438	640,575	1,234,936
Cost of revenue	153,091	263,059	421,217	903,614
Gross profit	78,315	87,379	219,358	331,322
Gross margin	33.8%	24.9%	34.2%	26.8%

Amortization of developed technology	3,639	3,640	10,918	10,918
Adjusted gross profit	81,954	91,019	230,276	342,240
Adjusted gross margin	35.4%	26.0%	35.9%	27.7%

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(141,354)	$23,098	$(113,491)	$117,898
Preferred dividends and accretion	14,080	13,091	41,332	38,359
Net (loss) income to common shareholders	$(155,434)	$10,007	$(154,823)	$79,539
Other expense, net	(3,541)	(2,979)	(11,023)	(5,997)
Foreign currency loss (gain), net	106	(207)	1,073	(273)
Preferred dividends and accretion	14,080	13,091	41,332	38,359
Interest expense	8,264	13,064	25,818	35,372
Income tax expense	3,850	7,229	12,964	36,904
Depreciation expense	1,232	709	3,270	1,897
Amortization of intangibles	8,274	9,196	25,669	28,420
Amortization of developed technology	3,639	3,640	10,918	10,918
Equity-based compensation	2,023	3,350	6,851	11,930
Change in fair value of contingent consideration	(39)	190	(271)	2,232
Goodwill impairment	162,000	—	162,000	—
Certain legal expenses (a)	2,270	103	4,533	654
Other costs (b)	—	—	42	—
Adjusted EBITDA	$46,724	$57,393	$128,353	$239,955

(a) Represents certain legal fees and other related costs associated with (i) Actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) For the nine months ended September 30, 2024, other costs represent costs related to Capped-Call accounting treatment evaluation.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles Net income to Adjusted net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(141,354)	$23,098	$(113,491)	$117,898
Preferred dividends and accretion	14,080	13,091	41,332	38,359
Net (loss) income to common shareholders	$(155,434)	$10,007	$(154,823)	$79,539
Amortization of intangibles	8,274	9,196	25,669	28,420
Amortization of developed technology	3,639	3,640	10,918	10,918
Amortization of debt discount and issuance costs	1,551	4,125	4,652	9,123
Preferred accretion	6,947	6,394	20,417	18,792
Equity based compensation	2,023	3,350	6,851	11,930
Change in fair value of contingent consideration	(39)	190	(271)	2,232
Goodwill impairment	162,000	—	162,000	—
Certain legal expenses (a)	2,270	103	4,533	654
Other costs(b)	—	—	42	—
Income tax expense of adjustments(c)	(4,771)	(5,354)	(13,908)	(16,106)
Adjusted net income	$26,460	$31,651	$66,080	$145,502

(Loss) income per common share
Basic	$(1.02)	$0.07	$(1.02)	$0.52
Diluted	$(1.02)	$0.07	$(1.02)	$0.52
Weighted average number of common shares outstanding
Basic	151,923	151,068	151,691	150,865
Diluted	151,923	152,323	151,691	152,083
Adjusted net income per common share
Basic	$0.17	$0.21	$0.44	$0.96
Diluted	$0.17	$0.21	$0.43	$0.96
Weighted average number of common shares outstanding
Basic	151,923	151,068	151,691	150,865
Diluted	152,135	152,323	152,186	152,083

(a) Represents certain legal fees and other related costs associated with (i) Actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
(b) For the nine months ended September 30, 2024, other costs represent costs related to Capped-Call accounting treatment evaluation.

(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

The following table reconciles new cash provided by operating activities to Free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	44,935	71,618	96,394	137,974
Purchase of property, plant and equipment	(1,077)	(2,191)	(5,604)	(11,615)
Free cash flow	43,858	69,427	90,790	126,359